EX-99.B11
Consent of Independent Accountants



          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 18, 1996 accompanying the September 30, 1996 financial statements and financial highlights of Astra All-Americas Government Income Trust which are incorporated by reference in part B of Post-Effective Amendment No. 8 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.


/s/ TAIT, WELLER & BAKER
----------------------------
  Tait, Weller & Baker


Philadelphia, Pennsylvania
January 22, 1997